Exhibit 99.1

STEEL PARTNERS II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

January 8, 2008

VIA FACSIMILE AND FEDERAL EXPRESS

Rowan Companies, Inc.
2800 Post Oak Boulevard
Suite 5450
Houston, Texas 77056
Attention: Corporate Secretary

Re:	Notice of Intention to Nominate Individuals for Election as Directors at the 2008 Annual Meeting of Stockholders of Rowan Companies, Inc.

Dear Sir or Madam:

This letter shall serve to satisfy the advance notice requirements of Article III, Section 1 of the Bylaws, as amended (the “Bylaws”), of Rowan Companies, Inc. (“Rowan” or the “Company”) as to the nomination by Steel Partners II, L.P., a Delaware limited partnership (“Steel Partners II” or the “Nominating Stockholder”), of three (3) nominees for election to the Board of Directors of Rowan (the “Board”) at the 2008 annual meeting of stockholders of Rowan, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).  Steel Partners II was surprised and disappointed to learn that Rowan recently amended the Bylaws to restrict the rights of stockholders to nominate and re-elect directors which, among other things, effectively advanced the deadline for stockholders to submit nominations for the election of directors at the Annual Meeting to January 9, 2008.  Steel Partners II has also submitted a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), to seek HSR approval to purchase additional shares of common stock of Rowan.

This letter and the Exhibits attached hereto are collectively referred to as the “Notice.”  Steel Partners II is the beneficial owner of 10,088,169 shares of common stock, $.125 par value (the “Common Stock”), of Rowan, 1,000 shares of which are held of record by Steel Partners II.  Through this Notice, Steel Partners II hereby nominates and notifies you of its intent to nominate Warren G. Lichtenstein, John J. Quicke and Robert H. Kanner as nominees (the “Nominees”) to be elected to the Board at the Annual Meeting.  Steel Partners II believes that the terms of the three (3) Class II directors currently serving on the Board expire at the Annual Meeting.  To the extent there are in excess of three (3) vacancies on the Board to be filled by election at the Annual Meeting or Rowan increases the size of the Board above its existing size, Steel Partners II reserves the right to nominate additional nominees to be elected to the Board at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Steel Partners II that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of Rowan’s corporate machinery.  If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Steel Partners II.

Steel Partners II believes the market does not recognize Rowan’s value primarily as a result of Rowan being valued with a conglomerate discount because it operates both a contract drilling services business and a significant manufacturing company.  If elected, the Nominees would attempt to work with the Board and management to explore ways to eliminate the Company’s undervaluation in the market.

The information concerning Steel Partners II and the Nominees required by Article III, Section 1 of the Bylaws is set forth below:

(i)	Name and address of the Nominating Stockholder and of the Nominees:

Name	Address

Steel Partners II, L.P.	590 Madison Avenue, 32nd Floor New York, New York 10022

Warren G. Lichtensten	c/o Steel Partners II, L.P. 590 Madison Avenue, 32nd Floor New York, New York 10022

John J. Quicke	c/o Steel Partners II, L.P. 590 Madison Avenue, 32nd Floor New York, New York 10022

Robert H. Kanner	c/o Pubco Corporation 3830 Kelley Avenue Cleveland, Ohio 44114

(ii)
Representation that the Nominating Stockholder is a holder of record of stock of Rowan, is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees.

Steel Partners II hereby represents that it is the beneficial owner of 10,088,169 shares of Common Stock (includes 134,300 shares of Common Stock underlying short put options and 100,000 shares of Common Stock underlying call options) and that it holds 1,000 shares of Common Stock in record name. Steel Partners II further represents that it is currently entitled to vote at the Annual Meeting and will appear in person or by proxy at the Annual Meeting to nominate the Nominees. Aside from the nominations, Steel Partners II does not intend to propose any other business for consideration at the Annual Meeting.

(iii)
Representation that the Nominating Stockholder intends or is part of a group that intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Rowan’s outstanding capital stock required to elect the Nominees and otherwise solicit proxies from stockholders in support of such nomination.

Steel Partners II hereby represents that it is part of a group that intends to deliver a proxy statement and form of proxy to holders of at least the percentage of Rowan’s outstanding capital stock required to elect the Nominees and that it intends to solicit proxies from stockholders in support of such nomination.

(iv)
Such other information concerning each of the Nominees as would be required under the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the Nominees and in a Schedule 14A (or other comparable required filing then in effect) under the Securities Exchange Act of 1934, as amended, and such Nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected:

Warren G. Lichtenstein (age 42) has been the Chairman of the Board, Secretary and the Managing Member of Steel Partners II GP LLC (“Steel Partners GP”), the general partner of Steel Partners II, a private investment partnership, since January 1, 1996 and the President, Chief Executive Officer and a director of Steel Partners, Ltd. (“SPL”), a management and advisory company that provides management services to Steel Partners II and its affiliates, since June 1999. He has also been the Manager of Steel Partners LLC (“Partners LLC”), the investment manager of Steel Partners II, since December 2007. He is also a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. Mr. Lichtenstein has been the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, since February 2007. He was a director of United Industrial Corporation, a company principally focused on the design, production and support of defense systems, from May 2001 until November 2007. Mr. Lichtenstein has been a director (currently Chairman of the Board) of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002 and served as Chief Executive Officer from February 2002 to August 2005. He has been Chairman of the Board of WHX Corporation (“WHX”), a holding company, since July 2005. Mr. Lichtenstein has been a director of KT&G Corporation, South Korea’s largest tobacco company, since March 2006. He served as a director of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003. The business address of Mr. Lichtenstein is c/o Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022. By virtue of his positions with Steel Partners GP and Partners LLC, Mr. Lichtenstein may be deemed to be the beneficial owner of the Common Stock beneficially owned by Steel Partners II. For information regarding purchases and sales during the past two years by Steel Partners II of securities of Rowan that may be deemed to be beneficially owned by Mr. Lichtenstein, see Exhibit A.

John J. Quicke (age 58) has served as an Operating Partner of SPL since September 2005 and as a Managing Director of Partners LLC since December 2007. Mr. Quicke has served as Chairman of the Board of NOVT Corporation (“NOVT”), a former developer of advanced medical treatments for coronary and vascular disease, since April 2006 and served as President and Chief Executive Officer of NOVT from April 2006 to November 2006. He has served as a director of WHX since July 2005, as a Vice President since October 2005 and as President and Chief Executive Officer of its Bairnco Corporation subsidiary since April 2007. Mr. Quicke currently serves as a director of Angelica Corporation, a leading provider of healthcare linen management services, and as a director of Adaptec, Inc. a storage solutions provider. He served as a director, President and Chief Operating Officer of Sequa Corporation (“Sequa”), a diversified industrial company, from 1993 to March 2004, and Vice Chairman and Executive Officer of Sequa from March 2004 to March 2005. As Vice Chairman and Executive Officer of Sequa, Mr. Quicke was responsible for the Automotive, Metal Coating, Specialty Chemicals, Industrial Machinery and Other Product operating segments of the company. From October 2006 to June 2007, he also served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets. From March 2005 to August 2005, Mr. Quicke occasionally served as a consultant to Steel Partners II and explored other business opportunities. The business address of Mr. Quicke is c/o Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022. Mr. Quicke does not directly own any shares of Common Stock of Rowan. Mr. Quicke, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to be a beneficial owner of the 10,088,169 shares of Common Stock beneficially owned by Steel Partners II. Mr. Quicke disclaims beneficial ownership of such Shares that he does not directly own. For information regarding purchases and sales during the past two years by Steel Partners II of securities of Rowan that may be deemed to be beneficially owned by Mr. Quicke, see Exhibit A.

 Robert H. Kanner (age 60) has served as the Chairman of the Board, President and Chief Executive Officer of Pubco Corporation, a privately-held corporation (“Pubco”), since 1983. Through its subsidiaries, Pubco manufactures and markets pressure sensitive labels, thermal transfer ribbons, label printers, typewriters and related supplies and distributes attachments and other products for the construction and related industries. Pubco has an investment subsidiary that primarily invests in energy and natural resource securities. Since 2002, Mr.

Kanner has served as a director of Beverly Hills Bancorp Inc., a financial holding company that conducts banking and lending operations in southern California and surrounding states. Since 2005, Mr. Kanner has served as a director of Oglebay Norton Company, a provider of industrial minerals and aggregates to a broad range of markets, from building materials and environmental remediation to energy and industrial applications. In November 2007, the shareholders of Oglebay Norton Company approved a merger with Carmeuse North America, a wholly-owned subsidiary of Carmeuse Group. Mr. Kanner also currently serves as Vice Chairman of the Advisory Board of the Association for the Study of Peak Oil & Gas-USA. The business address of Mr. Kanner is c/o Pubco Corporation, 3830 Kelley Avenue, Cleveland, Ohio 44114. Mr. Kanner does not directly own any shares of Common Stock of Rowan. Mr. Kanner, as a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to be a beneficial owner of the 10,088,169 shares of Common Stock beneficially owned by Steel Partners II. Mr. Kanner disclaims beneficial ownership of such Shares that he does not directly own. For information regarding purchases and sales during the past two years by Steel Partners II of securities of Rowan that may be deemed to be beneficially owned by Mr. Kanner, see Exhibit A.

Steel Partners II, Partners LLC, Steel Partners GP, Steel Partners II Master Fund L.P., Warren G. Lichtenstein, John J. Quicke and Robert H. Kanner (collectively, the “Group”) intend to enter into a Joint Filing and Solicitation Agreement in connection with the Annual Meeting.

Steel Partners II has executed or intends to execute letter agreements pursuant to which Steel Partners II agrees to indemnify the Nominees against claims arising from the Solicitation and any related transactions.

Each of the Nominees has consented to be named as a nominee in any proxy statement filed by Steel Partners II in connection with the solicitation of proxies for the election of the Nominees to the Board and to serve as a director of Rowan, if so elected. Such consents are attached hereto as Exhibit B.

Except as set forth in this Notice (including the Exhibits attached hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of Rowan; (iii) no Nominee owns any securities of Rowan which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of Rowan during the past two years; (v) no part of the purchase price or market value of the securities of Rowan owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Rowan, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of Rowan; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Rowan; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of Rowan’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Rowan or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; and (x) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by Rowan or its affiliates, or with respect to any future transactions to which Rowan or any of its affiliates will or may be a party.

Other than as stated herein, there are no arrangements or understandings between Steel Partners II and each Nominee or any other person or persons pursuant to which the nominations described herein are to be made. Reference is made to the Schedule 13D relating to the securities of Rowan, as amended, filed and to be filed with the Securities and Exchange Commission by Steel Partners II and certain members of the Group, as the case may be, for additional information regarding Steel Partners II and the members of the Group.

Please address any correspondence to Steel Partners II, L.P., Attention: Warren Lichtenstein, telephone (212) 520-2300, facsimile (212) 520-2301 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222 and Ron Berenblat, Esq., telephone (212) 451-2296, facsimile (212) 451-2222).  The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors to the Board are legal, valid or binding, and Steel Partners II reserves the right to challenge their validity.

Very truly yours,

STEEL PARTNERS II, L.P.

By:	Steel Partners II GP LLC General Partner

By:	/s/ Warren G. Lichtenstein
Name:	Warren G. Lichtenstein
Title:	Managing Member

EXHIBIT A

TRANSACTIONS IN SECURITIES OF ROWAN
DURING THE PAST TWO YEARS

Class of Security	Quantity	Price Per Unit ($)	Date of Transaction
Steel Partners II, L.P.
Common Stock	100,000	32.6826	04/02/2007
Common Stock	100,000	33.7777	04/05/2007
Common Stock	200,000	34.0044	04/09/2007
Common Stock	200,000	34.1478	04/11/2007
Common Stock	15,500	33.9612	04/12/2007
Common Stock	20,200	35.0000	04/13/2007
Common Stock	200,000	35.1551	04/16/2007
Common Stock	200,000	35.1556	04/17/2007
Common Stock	40,000	34.3407	04/18/2007
Common Stock	100,000	34.4196	04/19/2007
Common Stock	106,200	35.2456	04/24/2007
Common Stock	148,189	36.8836	04/26/2007
Common Stock	200,000	36.7850	04/26/2007
Common Stock	50,000	36.8897	04/27/2007
Common Stock	100,000	36.6434	04/27/2007
Common Stock	100,000	37.1466	04/30/2007
Common Stock	200,000	37.0475	04/30/2007
Common Stock	1,177,606	36.8196	05/01/2007
Short Put Option ($30.00 Strike Price)	(743)*	1.0107	05/02/2007
Common Stock	19,206	37.3878	05/03/2007
Common Stock	1,200,000	38.7531	05/04/2007
Common Stock	100,000	38.7499	05/07/2007
Common Stock	200,000	38.6605	05/07/2007
Call Option ($35.00 Strike Price)	1,000*	5.6757	05/08/2007
Common Stock	93,610	37.8986	05/17/2007

Class of Security	Quantity	Price Per Unit ($)	Date of Transaction
Common Stock	300,000	39.4218	05/31/2007
Common Stock	100,000	39.3629	06/01/2007
Common Stock	4,200	39.3983	06/04/2007
Common Stock	100,000	39.6267	06/06/2007
Common Stock	200	39.2000	06/06/2007
Common Stock	39,800	39.1945	06/07/2007
Common Stock	200,000	39.7207	06/26/2007
Common Stock	200,000	39.6827	06/26/2007
Common Stock	134,500	39.7360	06/26/2007
Common Stock	172,616	39.5169	06/27/2007
Common Stock	240,700	45.8297	07/23/2007
Common Stock	200,000	45.7430	07/23/2007
Common Stock	100,000	45.3742	07/24/2007
Common Stock	100,000	45.4435	07/24/2007
Common Stock	100,000	45.3247	07/24/2007
Common Stock	100,000	44.9590	07/24/2007
Common Stock	100,000	45.2649	07/24/2007
Common Stock	19,281	35.3881	08/16/2007
Common Stock	200,000	35.3226	08/16/2007
Common Stock	91,771	37.6696	08/24/2007
Common Stock	152,300	37.0099	08/28/2007
Common Stock	136,110	36.6110	09/26/2007
Common Stock	200,000	36.8137	09/26/2007
Common Stock	400,000	37.4200	09/28/2007
Common Stock	89,716	36.8844	10/01/2007
Common Stock	22,675	36.9912	10/03/2007
Common Stock	10,000	37.9986	10/05/2007
Common Stock	35,000	37.5723	10/08/2007
Short Put Option ($37.50 Strike Price)	(1,000)*	1.3350	11/12/2007

Class of Security	Quantity	Price Per Unit ($)	Date of Transaction
Common Stock	132,308	35.7999	11/13/2007
Short Put Option ($35.00 Strike Price)	(237)*	1.5500	11/13/2007
Common Stock	100,000	37.2499	11/14/2007
Common Stock	4,318	36.9389	11/14/2007
Common Stock	8,565	35.7595	11/15/2007
Short Put Option ($32.50 Strike Price)	(600)*	1.0849	11/15/2007
Common Stock	100,000	36.2150	11/16/2007
Covered Short Put Option ($37.50 Strike Price)	1,000*	1.3050	11/16/2007
Common Stock	100,000	35.2511	12/04/2007
Common Stock	100,000	35.4747	12/04/2007
Common Stock	68,193	35.3904	12/04/2007
Common Stock	59,000	36.0392	12/05/2007
Common Stock	100,000	36.0893	12/05/2007
Common Stock	26,417	36.5487	12/06/2007
Common Stock	100,000	37.4629	12/07/2007
Common Stock	100,000	37.3209	12/07/2007
Common Stock	200,000	37.9113	12/10/2007
Common Stock	50,000	37.4211	12/11/2007
Common Stock	67,100	37.9547	12/11/2007
Common Stock	18,588	36.9996	12/11/2007
Common Stock	100,000	37.9878	12/14/2007

* Each short put option and call option is for 100 shares of the underlying Common Stock.

Steel Partners II GP LLC

NONE

Steel Partners LLC

NONE

Steel Partners II Master Fund L.P.

NONE

Warren G. Lichtenstein

NONE

John J. Quicke

NONE

Robert H. Kanner

NONE

EXHIBIT B

NOMINEE CONSENTS

WARREN G. LICHTENSTEIN
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022
December 21, 2007

Rowan Companies, Inc.
2800 Post Oak Boulevard
Suite 5450
Houston, Texas 77056
Attention: Corporate Secretary

Dear Sir:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Steel Partners II, L.P. (“Steel”) of its intention to nominate the undersigned as a director of Rowan Companies Inc. (“Rowan”) at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Steel in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of Rowan if elected at the Annual Meeting.

Very truly yours,

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein

JOHN J. QUICKE
c/o Steel Partners II, L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022
December 21, 2007

Rowan Companies, Inc.
2800 Post Oak Boulevard
Suite 5450
Houston, Texas 77056
Attention: Corporate Secretary

Dear Sir:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Steel Partners II, L.P. (“Steel”) of its intention to nominate the undersigned as a director of Rowan Companies Inc. (“Rowan”) at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Steel in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of Rowan if elected at the Annual Meeting.

Very truly yours,

/s/ John J. Quicke
John J. Quicke

ROBERT H. KANNER
2612 Fairmount Boulevard
Cleveland Heights, Ohio 44106

December 21, 2007

Rowan Companies, Inc.
2800 Post Oak Boulevard
Suite 5450
Houston, Texas 77056
Attention: Corporate Secretary

Dear Sir:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Steel Partners II, L.P. (“Steel”) of its intention to nominate the undersigned as a director of Rowan Companies Inc. (“Rowan”) at the 2008 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Steel in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of Rowan if elected at the Annual Meeting.

Very truly yours,

/s/ Robert H. Kanner
Robert H. Kanner